Exhibit 99.1

PCTEL Achieves $19.5 Million in Third Quarter Revenue

A 13 Percent Increase Over Same Period Last Year

Bloomingdale, IL October 26, 2011 — PCTEL, Inc. (NASDAQ: PCTI), a leader in antenna and scanning receiver solutions, announced results for the third quarter ended September 30, 2011.

Third Quarter Highlights

$19.5 million in revenue for the quarter, an increase of 13 percent over the same period in 2010.

Gross profit margin of 48 percent in the quarter, a 7 percent increase over the same period in 2010.

GAAP operating margin of 0.2 percent for the quarter, compared to negative (9) percent for the same period in 2010.

GAAP net profit available to common shareholders of $324,000 for the quarter, or $0.02 per diluted share, compared to a net loss of $(929,000), or $(0.05) per diluted share for the same period in 2010.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of 10 percent in the quarter, as compared to two percent in the same period in 2010.

Non-GAAP net income of $1.8 million or $0.10 per diluted share in the quarter, as compared to $315,000 or $0.02 per diluted share in the same period in 2010.

$68.6 million of cash, short-term investments, and long-term investments at September 30, 2011, an increase of approximately $400,000 from the preceding quarter. During the quarter the Company repurchased approximately 363,000 shares of its common stock for $2.3 million, and generated approximately $2.7 million of cash and investments from all other sources.

“Our new SeeGull MX Scanning Receiver and the deployment of LTE in the U.S. have driven the second-half expansion of our scanning receiver business. We anticipate continued momentum with the deployment of TD-LTE and LTE in China and Europe in 2012 and 2013,” said Marty Singer, PCTEL’s Chairman and CEO. “Our investment in High Rejection GPS antennas and our focus on vertical markets such as Fleet Management, SCADA, In-Building and Offloading, Health Care, and Utilities is driving our growth in antennas and related RF products. Our ability to reduce scanning receiver R&D contributed to our increased earnings,” added Singer.

The Company identified an accounting misstatement of share-based compensation recorded in the first and second quarters of 2011 related to the PCTEL Secure joint venture with Eclipse Design Technologies, Inc. The Company’s revenue, cash flow and Non-GAAP earnings are unaffected. The effect on GAAP loss available to common shareholders in the first quarter is that it should be $(682,000) instead of the $(1,285,000) reported. In other words, the Company lost $603,000 less than previously reported under GAAP. The effect on GAAP loss available to common shareholders in the second quarter is that it should be $(68,000) instead of the $(81,000) reported, or a $(13,000) smaller loss. First quarter 2011 GAAP EPS should be a net loss of $(0.04) instead of the $(0.07) reported, or $0.03 greater. Second quarter 2011 GAAP EPS did not change from the $(0.00) reported. These adjustments are related to the timing of expenses for stock-based compensation for non-employees working on the PCTEL Secure joint venture program.

The Company expects to amend its filings on Form 10-Q/A for the first and second quarters reflecting these changes as soon as practicable. The Company is still evaluating the level of internal control deficiency that the misstatements represents and expects to report on its conclusion in the third quarter 10-Q and 10-Q/A’s for Q1 and Q2. The year to date GAAP information in the condensed consolidated financial statements contained in this press release reflect the revisions.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 13626131. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 13626131.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and network solutions for the global wireless market. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and CLARIFY® system measure, monitor and optimize cellular networks. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EVDO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address private network, public safety, and government applications. PCTEL develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, and broadband antennas (parabolic and flat panel). The company’s vertical markets include SCADA, Health Care, Smart Grid, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL Secure focuses on Android mobile platform security. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, www.rfsolutions.pctel.com or www.pctelsecure.com

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s investments in pursuing specific wireless markets for antennas, and for those relating to advanced scanning receiver capabilities required by new cellular technologies, are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

For further information contact:

John Schoen CFO PCTEL, Inc. (630) 372-6800	Jack Seller Public Relations PCTEL, Inc. (630)372-6800 Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	September 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$21,655	$23,998
Short-term investment securities	41,570	37,146
Accounts receivable, net of allowance for doubtful accounts of $133 and $160 at September 30, 2011 and December 31, 2010, respectively	13,724	13,873
Inventories, net	13,636	10,729
Deferred tax assets, net	1,013	1,013
Prepaid expenses and other assets	2,119	3,900

Total current assets	93,717	90,659
Property and equipment, net	13,309	11,088
Long-term investment securities	5,388	9,802
Intangible assets, net	9,270	8,865
Deferred tax assets, net	9,004	9,004
Other noncurrent assets	1,204	1,147

TOTAL ASSETS	$131,892	$130,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,128	$4,253
Accrued liabilities	6,578	7,546

Total current liabilities	11,706	11,799
Long-term liabilities	2,036	2,111

Total liabilities	13,742	13,910

Redeemable equity	931	—
Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,191,626 and 18,285,784 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	18	18
Additional paid-in capital	136,461	137,154
Accumulated deficit	(20,942)	(20,578)
Accumulated other comprehensive income	102	61

Total stockholders’ equity of PCTEL, Inc.	115,639	116,655
Noncontrolling interest	1,580	—

Total equity	117,219	116,655

TOTAL LIABILITIES AND EQUITY	$131,892	$130,565

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES	$19,494	$17,314	$56,837	$50,694
COST OF REVENUES	10,140	10,301	30,258	28,348

GROSS PROFIT	9,354	7,013	26,579	22,346

OPERATING EXPENSES:
Research and development	3,035	2,955	8,991	9,128
Sales and marketing	2,643	2,548	7,853	7,332
General and administrative	2,520	2,171	8,236	7,648
Amortization of intangible assets	661	742	1,995	2,281
Restructuring charges	125	95	125	585

Total operating expenses	8,984	8,511	27,200	26,974

OPERATING INCOME (LOSS)	370	(1,498)	(621)	(4,628)
Other income, net	64	77	266	323

INCOME (LOSS) BEFORE INCOME TAXES	434	(1,421)	(355)	(4,305)
Expense (benefit) for income taxes	216	(492)	(13)	(1,553)

NET INCOME (LOSS)	218	(929)	(342)	(2,752)
Less: Net loss attributable to noncontrolling interests	(274)	—	(740)	—

NET INCOME (LOSS) ATTRIBUTABLE TO PCTEL, INC.	$492	($929)	$398	($2,752)
Less: adjustments to redemption value of noncontrolling interests	(106)	—	(762)	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$386	($929)	($364)	($2,752)

Basic Earnings per Share:
Net income (loss) available to common shareholders	$0.02	($0.05)	($0.02)	($0.16)
Diluted Earnings per Share:
Net income (loss) available to common shareholders	$0.02	($0.05)	($0.02)	($0.16)

Weighted average shares—Basic	17,238	17,360	17,239	17,463
Weighted average shares—Diluted	17,640	17,360	17,239	17,463

Reconciliation GAAP To non-GAAP Results Of Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a)

	Three Months September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating Income (Loss)	$370	($1,498)	($621)	($4,628)

(a) Add:
Amortization of intangible assets	661	742	1,995	2,281
Restructuring charges	125	95	125	585
Share based payment — PCTEL Secure:
-Engineering	61	—	183	—
Stock Compensation:
-Cost of Goods Sold	67	81	204	337
-Engineering	139	164	451	518
-Sales & Marketing	155	238	494	719
-General & Administrative	351	485	1,374	1,901

	1,559	1,805	4,826	6,341

Non-GAAP Operating Income	$1,929	$307	$4,205	$1,713

% of revenue	9.9%	1.8%	7.4%	3.4%

Reconciliation of GAAP net income to non-GAAP net income (b)

	Three Months September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Income (Loss) attributable to PCTEL, Inc.	$492	($929)	$398	($2,752)

Adjustments:
(a) Non-GAAP adjustment to operating income (loss)	1,559	1,805	4,826	6,341
(b) Noncontrolling interest related to Non-GAAP adjustments to operating income (loss)	(86)	—	(258)	—
(b) Investment income related to share based payment for PCTEL Secure	(31)	—	(93)	—
(b) Income Taxes	(171)	(561)	(888)	(1,919)

	1,271	1,244	3,587	4,422

Non-GAAP Net Income	$1,763	$315	$3,985	$1,670

Basic Earnings per Share:
Non-GAAP Net Income	$0.10	$0.02	$0.23	$0.10

Diluted Earnings per Share:
Non-GAAP Net Income	$0.10	$0.02	$0.23	$0.09

Weighted average shares — Basic	17,238	17,360	17,239	17,463
Weighted average shares — Diluted	17,640	17,598	17,705	17,945

This schedule reconciles the company's GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company's core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company's

GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, impairment charges, and the loss on the sale of product lines.

(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and investment income related to noncontrolling interest.